[Letterhead of Morrison Cohen Singer & Weinstein, LLP]

                               February 14, 1997



Cadus Pharmaceutical Corporation
777 Old Saw Mill River Road
Tarrytown, New York 10591

     Re:  Cadus Pharmaceutical Corporation
          Registration Statement on Form S-8

Gentlemen:

      We have acted as counsel to Cadus Pharmaceutical Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering an aggregate of 2,162,415 shares (the "Shares") of common stock of the Company, $.01 par value per share (the "Common Stock"), issuable upon the exercise of certain stock options (the "Options").

      In so acting, we have examined copies of such records of the Company and such other certificates and documents as we have deemed relevant and necessary for the opinion hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or reproduced copies. We have also assumed the legal capacities of all persons executing such documents and the truth and correctness of any representations or warranties contained therein. As to various questions of fact material to such opinion, we have relied upon certificates of officers of the Company.

      Based upon and subject to the foregoing, we are of the opinion that the Shares issuable upon exercise of the Options, when paid for and issued in accordance with the terms of the Options, will be validly issued and fully paid and nonassessable.


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February 14, 1997
Page 2

      We hereby consent to your filing copies of this opinion as an exhibit to the Registration Statement or any amendment thereto.

                                  Very truly yours,

                                  /s/ Morrison Cohen Singer & Weinstein, LLP

                                  MORRISON COHEN SINGER & WEINSTEIN, LLP